WILEY

Second Quarter Fiscal 2016 Earnings Report

December 8, 2015







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About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Adjusted Results

The Company provides financial measures referred to as “adjusted”, contribution to profit, and EPS, which exclude restructuring charges and credits. Variances to revenue, adjusted contribution to profit, and adjusted EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results. These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Performance Summary

(millions)	Q2 2016	Q2 2015	Change	Change (ex-FX)
Revenue	$433.4	$477.0	(9%)	(5%)
Adjusted Operating Income*	$64.0	$76.0	(21%)	(13%)
Adjusted Operating Margin*	14.8%	15.9%		
Adjusted EPS*	$0.78	$0.90	(18%)	(10%)

- **Q2 results (-5% revenue and -10% adjusted EPS, ex-FX) impacted by weakness in books and $10M journal backfile sale in the prior year**
  - Revenue -3% and EPS +2% excluding FX and prior year backfile sale; comparably-sized backfile agreement expected to be signed with another national consortium in Q3
  - Steady performance from the combination of Journal Subscriptions and Author-Funded Access, and double-digit growth in solutions
  - More than offset by book revenue decline, particularly in Education
- **1H revenue and adjusted EPS performance of -2% and -1%, ex-FX**
  - Adjusted EPS +6% excluding FX and prior year backfile sale
- **Journal Subscription CY15 billings up 0.3% with nearly all business closed**
- **Consolidation of books businesses and cost efficiency initiatives for shared services functions now well under way**

** Adjusted to exclude restructuring charges and credits*

Research

(millions)	Q2 2016	Q2 2015	% of Revenue	Change (ex-FX)
Journal Subscriptions	$162.8	$172.1	68%	(1%)
Author-Funded Access	$6.2	$5.1	3%	30%
Licensing, Reprints, Backfiles, and Other	$36.5	$49.1	15%	(20%)
Total Journal Revenue	**$205.5**	**$226.3**	**86%**	**(4%)**
Print Books	$23.1	$26.2	10%	(8%)
Digital Books	$7.8	$9.8	3%	(18%)
Licensing and Other	$2.1	$2.6	1%	(15%)
Total Books and References	**$32.9**	**$38.6**	**14%**	**(11%)**
TOTAL REVENUE	**$238.4**	**$264.8**	**100%**	**(5%)**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$67.6**	**$80.2**		**(11%)**

- Steady performance from the combination of Journal Subscriptions and Author-Funded Access; Journal Subscriptions partially impacted by trailing effects of Swets agent bankruptcy
- Journal performance comparison adversely impacted by prior year $10M journal backfile sale
- CY15 journal subscription billings up 0.3% with nearly all business closed
- Society journal win-loss expected to be roughly even for CY16
- Books and References down 11% in the quarter; -5% YTD due to a decline in customer demand
- Adjusted CTP declined 11% due to high-margin backfile sale in the prior year

** Adjusted to exclude restructuring charges and credits*

Professional Development

(millions)	Q2 2016	Q2 2015	% of Revenue	Change (ex-FX)
Print Books	$49.2	$53.0	50%	(4%)
Digital Books	$11.9	$14.1	12%	(13%)
Online Test Preparation and Certification	$6.3	$5.5	6%	13%
Other Knowledge Service Revenue	$5.5	$6.5	6%	(15%)
Total Knowledge Services	**$72.9**	**$79.2**	**74%**	**(5%)**
Assessment	$15.8	$15.2	16%	4%
Corporate Learning	$10.5	$11.3	11%	7%
Total Talent Solutions	**$26.2**	**$26.4**	**26%**	**5%**
TOTAL REVENUE	**$99.2**	**$105.7**	**100%**	**(3%)**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$19.0**	**$9.8**		**95%**

- Books down due to weak retail trends, as expected, and planned portfolio adjustments
- Online Test Preparation up 13% on strength of CFA and GMAT businesses; partnership signed with ACT; CFA content portfolio expanded
- Assessment business up 4% overall with post-hire assessment growth offsetting expected decline in pre-hire assessment following portfolio actions to optimize longer-term profitable growth
- Corporate Learning 1H and Q2 revenue performance (+67% and +7%, respectively) due to prior year reporting lag. On a comparable basis, YTD growth +25%
- Adjusted CTP up 95% due to restructuring savings and synergies from Talent Solutions businesses

** Adjusted to exclude restructuring charges and credits*

Education

(millions)	Q2 2016	Q2 2015	% of Revenue	Change (ex-FX)
Print Textbooks	$31.1	$41.7	32%	(22%)
Digital Books	$8.9	$8.5	9%	12%
Total Books	**$39.9**	**$50.2**	**42%**	**(16%)**
Custom Material	$12.3	$16.4	13%	(25%)
Course Workflow (WileyPLUS)	$18.5	$18.4	19%	2%
Online Program Management (Deltak)	$23.2	$19.7	24%	18%
Other Education Revenue	$1.9	$1.8	2%	8%
TOTAL REVENUE	**$95.8**	**$106.5**	**100%**	**(8%)**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$15.6**	**$19.7**		**(19%)**

- Books, Custom Material, and WileyPLUS performance reflects lower enrollments, increased penetration by rental, channel inventory consumption, and fewer adoptions
- Online Program Management (OPM) at 216 programs under contract compared to 210 programs at the end of Q1. New programs signed with new partner Nottingham Trent University (UK), and Loyola University New Orleans
- Adjusted CTP decline reflects lower Books revenue and continued investment to build share in OPM

** Adjusted to exclude restructuring charges and credits*

Adjusted Shared Services Costs

(millions)	Q2 2016*	Q2 2015*	Change (ex-FX)
Distribution and Operation Services	$20.9	$22.7	(3%)
Technology and Content Management	$62.4	$60.2	8%
Finance	$11.8	$12.6	(2%)
Other Administration	$30.0	$29.5	6%
Total	**$125.2**	**$125.1**	**4%**

- Technology costs (excluding Content Management) increased 11% in the quarter due to incremental ERP and related systems investment of $4 million
  - Content Management costs down 12% due to efficiency gains
- Distribution and Operation Services cost reduction driven by efficiency gains and the continued shift toward digital products and services
- Higher Other Administration mainly due to higher professional fees and employment costs

** Adjusted to exclude restructuring charges and credits*

Effectiveness and Efficiency Update

- Consolidation of books businesses to emphasize opportunities for profitable growth and efficiency gains
- US print textbook distribution operations to be outsourced to Cengage Learning
- Third party cost benchmarking review completed for Technology and Finance with recommendations for optimizing the service delivery model, driving future cost savings
- ERP will be a key driver to achieve $25M in run-rate savings by FY18, with half of that total to be realized in FY17
- Rationalization of our books businesses, outsourcing of US distribution operations, and other shared services efficiency initiatives will give rise to restructuring charges of approximately $20M
  - Roughly two-thirds of the charges will be recorded in Q3, and the remainder will follow in subsequent periods
  - The remainder of the charges relates primarily to real estate, which will be recognized upon completion of our exit from the US distribution facility

Balance Sheet

Balance Sheet *(millions)*	**As of 10/31/15**	**As of 10/31/14**
Cash and Cash Equivalents	$308.2	$198.9
Short Term Debt	$150.0	$50.0
Long Term Debt	$739.1	$749.5
Net Debt	$580.9	$600.6
Net Debt to adjusted EBITDA (ttm)	**1.5x**	**1.4x**

- Strong balance sheet provides flexibility for investment and return of capital
- Pursuit of M&A opportunities for strategic revenue growth continues
- Interest expense savings enabled by short term debt

Cash Flow

Cash Flow (millions)	1H 2016	1H 2015
Net Income	$76.1	$87.4
Cash From Operations	($126.5)	($94.1)
Composition Spending	($20.0)	($16.9)
Capex (Technology)	($46.2)	($29.6)
Free Cash Flow	($192.7)	($140.7)
Selected Uses of Cash:		
Acquisitions	$16.7	$172.1
Dividends	$35.2	$34.4
Share Repurchases	$44.7	$41.5

- Cash from Operations impacted by working capital timing and lower net income
- Capex increase due to investment in ERP and related systems. Full year capex to include $35 million for ERP and HQ facility investments
- Repurchased 637,717 shares this quarter at a cost of $32 million, an average of $50.15 per share

FY16 Outlook

Metrics	***Expectation***	***Primary Reasons Cited***
Operational Revenue Growth	Flat	Challenges in Book businesses
Operational EPS Growth	Flat	Challenges in Book businesses plus investment in new businesses and ERP
Excludes non-performance items such as the time-based journal revenue shift and the impact of foreign exchange, as well as unusual charges or credits		

- For the year, Wiley is reaffirming its adjusted EPS outlook for flat year-over-year performance but revising its revenue growth outlook to flat due to challenges in books businesses
- Guidance excludes revenue and EPS impact of shift to time-based journal subscription agreements ($35 million and $0.35, respectively). Most of the impact to come in Q3; no cash impact from shift
- Strong dollar vs. euro and British pound expected to adversely impact full-year reported results vs. FY15; adverse to 1H by $41 million in revenue and $0.08 in EPS
- EPS guidance includes incremental expense impact of more than $0.15 for the ERP implementation as compared to FY15

Summary

- **1H revenue and adjusted EPS performance of -2% and -1%, ex-FX**
  - Adjusted EPS +6% excluding FX and prior year backfile sale; comparably-sized backfile agreement expected to be signed with another national consortium in Q3
  - Steady performance from the combination of Journal Subscriptions and Author-Funded Access, and double-digit growth in solutions
  - More than offset by book revenue decline, particularly in Education
- **Journal Subscription CY15 billings up 0.3% with nearly all business closed**
- **Consolidation of books businesses and cost efficiency initiatives for shared services functions now well under way**
- **Full year adjusted EPS guidance reaffirmed but revenue growth guidance revised from low-single-digit to flat**

WILEY

Second Quarter Fiscal 2016 Earnings Report

December 8, 2015






